Exhibit 10.15

Plant Lease Contract

Lessor: Meikolong (Shanghai) Shop Equipment Industry Co., Ltd.

Lessee 1: SES (Shanghai) Co., Ltd.

Lessee 2: Shanghai Jiading Industrial Zone Management Committee

August 2018

[seal: special seal for contract of Meikolong (Shanghai) Shop Equipment Industry Co., Ltd.]

[seal: SES (Shanghai) Co., Ltd.]

[seal: Shanghai Jiading Industrial Zone Management Committee]

[cross-page seal: SES (Shanghai) Co., Ltd.]

[cross-page seal: Meikolong (Shanghai) illegible]

[hw:] Q18-208

Plant Lease Contract

This Plant Lease Contract was jointly signed in Jiading District, Shanghai, China on August 28, 2018 by:

Lessor (“Party A”): Meikolong (Shanghai) Shop Equipment Industry Co., Ltd.

Lessee 1 (“Party B”): SES (Shanghai) Co., Ltd.

Lessee 2 (“Party C”): Shanghai Jiading Industrial Zone Management Committee

In this Contract, Party A, Party B and Party C are collectively referred to as the “Parties” and individually as a “Party”, while Party B and Party C are collectively referred to as the “Lessees”.

Whereas, Party B is a company related to new energy vehicles and automobile intelligence industry, one of the four key industries in Jiading District, which is in line with the industrial development orientation of Jiading District. The arrival of Party B will promote the development of the related industries in Jiading Industrial Zone, enhance the industrial level of Jiading Industrial Zone, and play a demonstration and driving role in the development of China’s new energy battery industry. Party B is willing to rent the plant of Party A located at No. 1688, Yecheng Road, Jiading District, Shanghai (the “Target Plant “), and Party C is willing to share the rent and provide other supporting services for Party B as a co-lessee. Therefore, this Contract is entered into by and among the parties through mutual agreement on the lease of the Target Plant.

1.	Plant lease

1.1	Location of Target Plant

The Target Plant is located in the north of No. 1688, Yecheng Road, Jiading District, Shanghai.

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1.2 Description of Target Plant

1.2.1 The plant that Party B, the actual user, intends to lease is on the first floor of the south half of Plant No.1 owned by Party A, which has a gross floor area of 12,155.99 square meters and is located in the north of No. 1688, Yecheng Road, Jiading District, Shanghai. (The real estate ownership certificate of the Plant No.1 is “Hu Fang Di Jia Zi (2008) No. 027417”. Please refer to Appendix 1 of this Contract for the real estate ownership certificate). According to the record of the real estate ownership certificate, the area of Plant No.1 is 12,155.99 square meters. The area leased by Party B is the first floor of the south half of Plant No.1 (the second floor near the south is not in the construction plan, and it is built by Party A for its own use), which is half of the whole plant, or 6,078 square meters. The basic information about the location of the plant leased by Party B is as follows:

The leasing area covered by the Target Plant shall reach the middle column of the large plant building in the north. The entire south door of the workshop should be used as an emergency exit only. The entrance and exit of the leased area is No. 1699 Fuhai Road (shared with Shanghai Jiading International Freight Company). The main road of the plant is a public channel. Party B shall ensure that the main road is safe and smooth, and shall not occupy or pile up items on the road and affect the use of others. Party A agrees that Party B may open another gate on Zhaoxian Road in the east, provided that Party B shall bear the specific application and approval procedures and construction costs, and Party A shall provide materials required by Party B. After the application for opening the gate is approved by the traffic authorities, Party A shall be responsible for clearing the goods and debris accumulated at the exit and entrance of Zhaoxian Road at the site and removing the corresponding barriers (excluding the drainage pump) for Party B’s construction, and Party C shall cooperate with Party B to complete the gate opening within the scope of planning permission (In addition, Party A agrees that after Party B completes the new gate opening, the two small doors around the southeast gate of the plant shall be closed, and Party B shall open another passage for the forklift truck in the south of the plant and in the west of the east elevator shaft for Party A). There is an embedded oil tank reserved by Party A for its own use on the north side of the southeast gate of the plant. Party B shall cooperate with Party A in the safety protection management of the area, and any open flame is strictly prohibited. Considering the Target Plant and the actual use area around it, the Parties agree that the leased area is 6,000 square meters. The area plan of the Target Plant is detailed in Appendix 2.

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1.2.2 Party A, as the sole owner of or the person with the right to lease the Target Plant, shall establish the lease relationship with Party B and Party C, and deliver sealed copies of written materials such as the certificate of title and power of attorney to Party B and Party C when signing this Contract, which shall be kept by Party B and Party C upon verification with the originals of Party A.

1.2.3 Party A shall ensure that Party B and Party C have exclusive right of use during the lease term, and that no third party will exercise or claim to exercise the right of possession, right of lease, right of use and all other rights affecting Party B’s lease and use of the Target Plant.

1.3 Lease purpose

1.3.1 Party B undertakes to use the Target Plant as the production and office premise of Party B. Party B or the project company invested by Party B shall obtain the business license and pass the environmental impact assessment for the Target Plant in accordance with the law, and ensure that the production and business activities are legal and in compliance with the environmental protection, fire protection and safety standards of Shanghai. When Party B applies for the relevant certificates, licenses or handle the account opening procedures, Party A shall actively provide assistance, including but not limited to providing relevant certification materials for Party B.

1.3.2 Without the prior written consent of Party A, Party B shall not change the lease purpose, or use the Target Plant for other activities beyond the business scope registered in its business license. If certain business is not within the business scope of Party B when it is conducted, but Party B promptly changes its business scope and is not punished by the authorities, Party B shall not be deemed to have breached this provision.

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1.3.3 Without the prior written consent of Party A, Party B and Party C shall not sublet or sublease part or all of the Target Plant, and shall not assign the rights and obligations under this Contract to any third party or exchange the Target Plant with the plant leased by others.

1.3.4 If Party B and Party C’s violation of Article 1.3 hereof results in punishment by relevant authorities or damage to the legitimate rights and interests of others, Party B and Party C shall bear the corresponding liabilities. If Party A suffers any loss as a result, Party A shall have the right to claim compensation from Party B and Party C and get indemnified with the deposit.

2. Structure, facilities and decoration of the plant

2.1 Structure of Target Plant

The structure and basic condition of the Target Plant are shown in Appendix 2, Floor Plan and Condition Sheet of the Plant.

2.2 Facilities of Target Plant

2.2.1 The Target Plant is equipped with corresponding auxiliary facilities, including:

(1) tap water joint

(2) drainpipe joint

(3) Fire pipes and fire hydrants around the plant

(4) Public toilet

2.2.2 Party B shall be responsible for the connection between the Target Plant and the above public facilities and supporting infrastructure facilities and the access of the relevant services at the expenses of Party B, while the operation related to the power expansion shall be carried out according to Article 2.3.6.

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2.2.3 Party B shall pay the water and electricity charges for the use of the plant, public facilities and supporting infrastructure facilities. (The water and electricity charges shall be collected by Party A from Party B and paid on its behalf according to the reading of the meter installed in Party B’s use area.)

2.2.4 Party A shall repair the roof of the Target Plant before delivery. The repair standard is to repair the holes in the roof with the original thermal insulation cotton (filling the roof with thermal insulation cotton from bottom to top and fixing it with steel wire), and lay Baosteel 0.6 hot zinc color steel belt. Party A shall conduct a rainstorm test for leakage at the time of delivery.

2.3 Decoration

2.3.1 The lessees shall be responsible for the internal decoration of the plant. If necessary for the production, the lessees can change and divide the plant without affecting the safety of the structure. The lessees shall first submit a written internal modification plan to Party A. The interior decoration and modification plan shall meet the requirements of safety, fire protection, environmental protection, sanitation and epidemic prevention and shall be implemented only with the written consent of Party A.

2.3.2 The lessees shall comply with the laws and regulations of the State and Shanghai concerning construction, fire prevention, environmental protection, health and epidemic prevention when carrying out the alteration, separation and decoration works. The production and domestic sewage of Party B shall be discharged into the sewage pipe and is strictly prohibited to be discharged into the rainwater pipe. Under any circumstance, if the lessees’ decoration and modification do not meet the requirements of fire protection and environmental protection or the relevant authorities impose rectification requirements, the lessees shall make rectification according to the requirements until the acceptance conditions of fire protection and environmental protection are met. Otherwise, Party A has the right to terminate the contract with the lessees without any liability. If the relevant authorities impose penalties on Party A because the lessees’ decoration, alteration or transformation results in hidden safety hazards of the plant or violation of laws and regulations, Party A shall have the right to request the lessees to compensate for the actual losses suffered by Party A.

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2.3.3 The expenses for alteration, separation, decoration and rectification shall be solely borne by the lessees, who shall also bear all the expenses and legal liabilities arising from the application for approval by the competent government department. During the lease term, the lessees shall bear all the responsibilities and expenses arising from any rectification required by the government for the decoration of the premises. If the lessees change the decoration of the plant during the lease term, they shall restore it to original condition when the plant is returned (except for the parts that Party A has agreed to retain in writing or the parts that have been approved by Party A during decoration and cannot be restored) . If the lessees need to open doors and windows on the plant facade, it can only be implemented with written consent of Party A.

2.3.4 Before the decoration, the lessees and the decoration service provider hired by the lessees shall sign the decoration management agreement with Party A and pay the decoration management deposit, which is RMB 50,000, to prevent the damage to Party A’s facilities and environment caused by the lessees and the decoration service provider hired by the lessees incidentally during the decoration process. If the lessees or the decoration service provider hired by the lessees damages Party A’s facilities and environment during the decoration, Party A has the right to deduct such losses from the decoration deposit. If the deposit for decoration is insufficient to cover Party A’s losses, the lessees responsible for decoration and decoration service provider they hire shall be liable for compensation.

2.3.5 During the lease term, Party B shall have the right to place its company nameplate and logo on the plant and at the entrance of the plant, provided that the placement scheme shall be subject to written consent of Party A before construction. Party B shall install and maintain such logos or advertisements at its own expense and shall purchase insurance. In case of any safety accident related to the logos or advertisements installed or placed by Party B, Party B shall bear all the civil liabilities. If Party A suffers any loss due to the installation and placement of the logos or advertisements, Party A shall have the right to demand Party B to compensate Party A for the actual loss.

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2.3.6 For the avoidance of doubt, the parties confirm that Party C shall be specifically responsible for and bear the relevant expenses for the first decoration after delivery. Party C shall carry out simple decoration of the Target Plant according to the production and office needs of Party B. The decoration plan shall be approved by Party B in advance, including: The east, west and south walls shall be sealed with national-standard, thermal-insulation, rock wool color steel plate, and the north wall shall be sealed with color steel plate and undergo fire protection treatment (it shall be able to withstand fire for 3 hours). All the windows (including window frames) should be replaced with energy-saving double-layer glass windows. The floor shall adopt epoxy floor (with ground self-leveling after decoration). The plant shall be equipped with (2000KVA) consumption power supply and 150KVA fire backup power supply (or other backup power meeting the fire protection requirements) and independent meters. With the consent of Party C, Party B may choose to construct an independent power distribution room and bear the relevant expenses. The initial decoration shall be completed within 2 months of the delivery of the Target Plant.

3. Delivery and acceptance

At the request of Party B and Party C, Party A shall deliver the plant and the related facilities hereunder to Party B and Party C for use on September 1, 2018 (the “Delivery Date”). On the Delivery Date, the parties shall jointly handle the handover procedures, and the lease term of the plant shall be counted from the Delivery Date. The procedural acceptance of the Target Plant by the lessees shall not release Party A from any liability for the inherent defects of the plant and the related facilities.

4. Lease term and renewal

4.1 Lease term

The lease term shall be 5 years, starting from September 1, 2018 and ending on August 31, 2023.

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4.2 Renewal

To renew this Contract and the lease term, Party B shall give a written notice to Party A at least 90 days prior to the expiration of the lease term. If Party A agrees to renew the lease and reaches agreement with Party B on the rent in the renewed lease term and other related matters, the parties shall sign the renewal contract. If the parties cannot reach agreement on renewal, this Contract shall be terminated upon the expiry of the lease term.

5. Rent, property management fee, deposit and payment method

5.1 Rent

To support the business development of Party B, Party C, Shanghai Jiading Industrial Zone Management Committee, shall pay the rent of the Target Plant for the first two years (i.e., from September 1, 2018 to August 31, 2020). From the third year of the lease term (i.e., from September 1, 2020), the rent of the Target Plant shall be paid by Party B. The rent for the third year shall be calculated based on the following standard: daily rent: RMB 1.697/square meter (tax exclusive), annual rent (tax exclusive): 6,000m2 X RMB1.697/day X 365 days = RMB 3,716,430. During the remaining lease period, the annual rent shall be calculated at an annual increase rate of 3% based on the third year’s rent standard.

5.2 Property management fee

The property management fee for the Target Plant during the lease term shall be borne by Party B, SES (Shanghai) Co., Ltd. The property management fee is RMB 0.16/square meter/day (tax exclusive). The total daily property management fee shall be 6,000m2 X RMB 0.16 = RMB 960.

The property management services shall include public greening management in the industrial park, public road cleaning and leakage repair of the plant, etc. The property management fee shall remain unchanged during the five-year lease term.

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5.3 Deposit

5.3.1 Party B shall pay a deposit of RMB One Million Seven Hundred and Fifty-Two Thousand only (¥1,752,000) to Party A within 20 days after the signing of this Contract and before the delivery of the Target Plant by Party A to Party B (The deposit can be paid by the parent company of Party B to the affiliated company of Party A in Hong Kong in US dollars. The bank and account number of the deposit are shown in Appendix 3). If Party B fails to pay the deposit in full as agreed, Party A has the right to terminate the contract or delay the delivery of the plant to Party B without any liability. If any breach of contract by the lessees causes losses to Party A, Party A has the right to deduct the amount payable by the lessees from the lease deposit or get compensated for the losses incurred thereby. If the deposit is insufficient to cover the actual losses of Party A, Party B shall pay the shortfall within 10 working days upon receipt of Party A’s written notice. For each overdue day, Party B shall pay liquidated damages to Party A at the rate of 0.5% of the deposit to be made up per day.

5.3.2 Party A shall issue a receipt to Party B after receiving the deposit. Upon the termination of the lease, if Party B does not have any outstanding rent, property management fee, water and electricity fee, and does not have any violation such as causing damage to the premises and failing to make compensation, the deposit shall be returned to Party B in full without interest within 10 working days after Party B returns the Target Plant and Party A accepts the plant after inspection and completes the relevant handover procedures. Party A shall assign special personnel to actively cooperate in the acceptance and handover, and shall complete the acceptance and handover no later than 15 working days after Party B returns the Target Plant.

5.4 Payment method

5.4.1 The rent shall be paid by the principle of paying before leasing. The rent for the first two years shall be paid by Party C annually, that is, twelve months is a rent payment period. Party C shall pay the rent for the first twelve-month period on the date of delivery, and the rent for the second year shall be paid before August 25, 2019. From the third year onwards, the rent shall be paid by Party B semi-annually, that is, six months is a rent payment period, to Party A five days before the beginning of each rent payment period.

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5.4.2 The property management fee shall be paid on the principle of paying before using. Party B shall pay the property management fee semi-annually, that is, six months is a payment period. The property management fee for the first six-month period shall be paid by Party B before the end of October 2018. The subsequent property management fees shall be paid to Party A five days before the beginning of each payment period.

5.4.3 If the Lessee fails to pay the rent and other amounts in accordance with sections 5.1, 5.2 and 5.3, the Lessee shall pay Party A, in addition to the actual usage fee calculated based on the rent (plant rent + plant property management fee), a penalty of 0.5% of the payment due for each day delayed, and Party A shall have the right to deduct the penalty from the deposit. The rent and deposit that the Lessee pays to Party A under the Contract shall be settled in RMB by bank transfer. Party A’s bank account number is shown in Annex 3.

5.4.4 Water and electricity charges (water charges include sewage charges) shall be paid by the principle of using before paying and be settled monthly according to government pricing. Party B shall transfer water and electricity charges to Party A’s designated bank account monthly within five (5) working days after receiving the payment notice issued by Party A. If Party B fails to pay the water and electricity charges in accordance with the Contract, it shall pay a penalty of 0.5% of the water and electricity charges payable per day of delay to Party A in addition to the water and electricity charges. Party A shall have the right to deduct the penalty from the deposit.

5.4.5 The parties agree that the Lessee’s rent, property management fee and deposit hereunder are exclusive of tax and that water and electricity charges are inclusive of tax (the sewage charges are exclusive of tax). In case any adjustment in national laws, regulations and rules and related tax regulation documents or any change in Party A’s tax calculation method results in a change in the VAT rate and thus an increase in the tax payable, the rent, property management fee, water and electricity charges and other expenses that the Lessee shall pay Party A shall remain unchanged except that the increase in the VAT and other taxes payable due to the change in the national tax rate shall be borne by the Lessee.

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5.4.6 Within 5 days after receiving the payments of rent, property management fee, water and electricity charges and other amounts, Party A shall issue the official rent/property management fee/water and electricity charges invoice recognized by the tax authorities to Party B.

6. Maintenance and internal hygiene of Target Plant

6.1 Maintenance

6.1.1 During the lease, Party A shall carry out daily maintenance of the plant as per the status at delivery and bear relevant expenses. Party B shall be responsible for the maintenance of the internal facilities and ancillary facilities of the plant and the changes and decoration it carries out in accordance with section 2.3, and shall keep the plant in good condition. If the rainwater pipes and sewers of the plant are blocked due to Party B’s reasons, Party B shall be responsible for dredging.

6.1.2 If the entire or part of the plant is damaged not due to Party B’s fault and the plant fails meet the leasing purpose as stipulated in the Contract, Party A shall repair and restore the Target Plant to the condition that can be used by Party B within 15 working days after receiving Party B’s notice. If Party A is unable to repair within the above-mentioned period, Party B shall have the right to repair by itself or designate others to repair provided that the repair plan shall be approved in writing by Party A in advance, and the expenses incurred thereby shall be borne by Party A. Party A shall make a clear reply of denial or consent on the repair plan submitted by Party B within three (3) working days, and Party A shall not refuse Party B’s repair plan without just cause. Or Party B may repair by itself or designate others to repair, and the expenses incurred thereby shall be paid by Party A in accordance with third-party contracts, related payment bills, bank payment bills, etc., or be deducted by Party B from the payables to Party A.

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6.1.3 The renovation and decoration of the plant by the Lessee shall not be subject to the section 6.1.2.

6.1.4 If for reasons not attributable to Party A (including but not limited to weather, Party B’s fault, duration, etc.), Party A is unable to complete the repair work within 15 working days, section 6.1.2 shall not apply. In case of special emergency maintenance items, Party A shall repair within 24 hours; otherwise, Party B has the right to repair by itself or designate others to repair, and the expenses incurred thereby shall be borne by Party A in accordance with third-party contracts or bills or may be deducted by Party B from the payables to Party A (except water and electricity repairs in the plant and damages caused by Party B).

6.2 Fire safety and hygiene of leased areas

6.2.1 During the lease, Party B shall strictly abide by the Fire Protection Regulations of the People’s Republic of China, Shanghai Fire Protection Regulations and other laws, regulations and rules, actively cooperate with Party A in fire protection, and shall not use firefighting facilities for other purposes. Otherwise, all resulting economic and legal liabilities shall be borne by Party B.

6.2.2 Party B shall be fully responsible for the fire safety in the leased property in accordance with relevant regulations of the fire department. If necessary, Party A has the right to inspect and supervise Party B’s fire protection, and Party B shall cooperate in a timely manner.

6.2.3 Party B shall pay attention to safety when using the leased property. Party B shall not place flammable, explosive, toxic and other dangerous substances in the plant. If Party B fails to comply with the regulations and operates in violation of regulations, causing an accident, the resulting damages and legal liabilities shall be solely borne or compensated for by Party B.

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6.2.4 Party B shall be responsible for the environmental sanitation, cleanliness, garbage collection and transportation, septic tank desilting, and others inside and outside the leased areas of the plant. Party A has the right to urge and assist Party B to make every effort in fire protection, safety and hygiene, etc.

7. Confidentiality

Each party shall be obliged to keep confidential and proprietary business and technical information it obtains from the other party. During the term and after the expiration of the Contract, except for the purpose of correctly and legally exercising the rights under the Contract, neither party shall disclose any business or technical information of the other party to any third party, or use business or technical information about the other party for any other purpose.

8. Force majeure

If a party is unable to perform any of its obligations under the Contract due to any event beyond its control, such as wars, serious fires, floods, typhoons, earthquakes or other force majeure events, the performance period of the party that is unable to perform such obligations hereunder will be extended for the time equal to the duration of the event. The party unable to perform its obligations shall notify the other party via phone, email or fax as soon as possible after the occurrence of the force majeure event, and shall provide the other party via registered mail with the certificate confirming the occurrence of the event issued by competent authorities. If the force majeure event continues for more than 60 days, the other party will have the right to terminate the Contract at any time subject to a written notice given 15 working days in advance. In the event of force majeure, the parties shall work together and actively cooperate to minimize losses.

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9. Contract Termination and Cancellation

9.1 Contract Termination

9.1.1 In the event that the lease term expires and Party B does not renew the lease, this contract shall be automatically terminated.

9.1.2 In the event that the lease term expires and Party B does not renew the lease, Party B shall return the factory building intact (except for normal wear and tear) to Party A on the termination date of this contract and guarantee that the factory building is in an intact and leasable state and has been inspected and accepted by Party A. At the same time, Party B shall also complete the cancellation or change of address procedures for industry and commerce of the business license with the factory building as the registration address. Prior to handing over the factory building, Party B shall provide Party A with a list of the decorations of the factory building to be removed as well as the furniture and equipment to be left in the factory building by Party B. Party A and Party B shall negotiate and decide together whether to eventually remove or retain aforementioned facilities. In the event that Party B fails to hand over the factory building or complete the cancellation or change of address procedures for industry and commerce of the business license by the aforementioned deadline, for each day overdue, Party B shall pay Party A for a usage fee for the overdue hand-over and occupation of the factory building, equivalent to twice the rent and the property management fee at that time. At the same time, Party B shall also bear all other costs incurred during the occupation of the factory building; in the event that it causes other losses of Party A, Party B shall also bear indemnification liabilities. Party B shall have the right to deduct the breach penalties from the security deposit paid by Party B.

9.1.3 In the event that Party B fails to hand over the factory building to Party A on the lease expiration date or the early termination date of this contract or it fails to remove the decorations and facilities in the factory according to the list outlined in 9.1.2, after seven days from the lease expiration date or the early termination date of this contract, Party A shall have the right to consider that Party B has abandoned the ownership of all moveable properties and immovable properties in the factory building, including

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decorations, furniture, and goods, and Party A shall have the right to open and replace the door locks of the factory building, remove the items in the factory building, including but not limited to furniture, equipment, devices, and other additions, from the factory building, and empty and recover the factory building. Party A shall bear no liability for damages incurred thereby and losses of Party B. Regarding the items left in the factory building by Party B, Party A shall have the right to collect storage fees for these items from Party B and shall have the right to sell, transfer, abandon, or dispose of these items by any means deemed appropriate by Party A and use the proceeds from the disposal (if any) to offset any amount owed by Party B to Party A and indemnify Party A for losses incurred and to be incurred for the reasons stipulated in this paragraph. However, under no circumstance shall Party A be obligated to pay or indemnify Party B for these items.

9.2 Contract Cancellation

9.2.1 In the event that during the lease term either party decides to cancel the contract before the expiration of the lease term, it shall notify the other party in writing at least 12 months in advance or pay for an amount equivalent to 12 months’ rent in lieu of the notice. In the event that Party A chooses to pay for the amount in lieu of the notice 12 months in advance in accordance with Article 9.2.1, it shall return the security deposit and the rent collected for the period, in which Party B has not actually used the factory building. In the event that Party B chooses to pay for the amount in lieu of the notice 12 months in advance in accordance with Article 9.2.1, it may choose to use the security deposit and the rent collected for the period, in which Party B has not actually used the factory building, to offset the payment in lieu of the notice. The cancellation as agreed in this paragraph shall not be considered to exempt Party B from its obligations to restore the factory building to its original state.

9.2.2 In the event that Party B proposes the early cancellation of the contract for its own reasons, Party A shall bear no liability for compensating or indemnifying Party B for any decoration value; in the event that Party B fails to perform its obligations as agreed in 9.2.1 and 9.2.2 of this contract, Party A shall have the right to use the security deposit and/or decorations of Party B to offset the rent, payment in lieu of the notice, breach penalties, or other losses; Party A shall also have the right to place a lien on the equipment and other assets of Party B in the leased factory building.

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9.2.3 All parties have agreed that under one of the following circumstances, this contract shall be terminated, and none of the parties shall bear any liability:

(1) The right to use the land occupied by the factory building is revoked early in accordance with laws;

(2) The factory building is expropriated in accordance with laws due to public interest or urban construction requirements;

(3) The factory building is lost or severely damaged due to no fault of either party to this contract and as a result is rendered unusable and cannot be repaired within 90 days.

Under the aforementioned circumstances, Party B shall have the right to receive the indemnifications that it should receive to add decorations, modifications, and facilities, compensations for business suspension and production suspension, and costs for relocation and resettlement; the specific amount shall be subject to the amount determined by the demolition and relocation assessment report issued by the government and the demolition and relocation agreement or the amount negotiated and determined by all parties and the government.

9.2.4 Under one of the following circumstances, either party shall have the right to unilaterally cancel this contract via a written notice, unless otherwise agreed in this contract:

(1) One party materially breaches any provision of this contract and fails to remedy such breach within 30 days upon receipt of the notice from the other party;

(2) One party enters bankruptcy, settlement, dissolution, and other similar procedures.

9.2.5 In case of one of the following circumstances of Party B, Party A shall have the right to unilaterally cancel the contract and require Party B to bear breach liabilities:

(1) Party B is 30 days overdue to pay rent or property management fees;

(2) Party B is 30 days overdue to pay water or electricity bills;

(3) Party B is 30 days overdue to pay the security deposit in full;

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(4) Without written approval of Party A, Party B transfers or sublease a portion or the entirety of the lease object to a third party;

(5) Without written approval of Party A, Party B modifies or damages the main structure of the factory building;

(6) Party B fails to use the factory building according to the purpose agreed in Article 1.3 of this contract;

(7) Party B engages in illegal and criminal activities;

(8) Party B is liquidated or goes bankrupt;

(9) Party B encounters a large-scale strike, which causes actual losses to Party A.

9.2.6 In case of one of the following circumstances of Party A, Party B shall have the right to unilaterally cancel the contract and require Party A to bear breach liabilities:

(1) Party A provides false statements or conceals the truth when signing this contract or fails to truthfully disclose potential ownership defects of the factory building to Party B, which may have impact on the signing of this contract by Party B.

(2) During the lease term, the factory area is entirely seized due to reasons attributable to Party A, and Party A fails to properly resolve such issue within a reasonable period upon notice from Party B.

(3) In the event that it fails to pass the environmental assessment conducted by the government by August 31, 2019 or even though Party B carries out the design and construction in accordance with firefighting requirements, it still fails to pass the firefighting acceptance inspection by the end of January 2019, and as a result the purpose of the contract for Party B to lease the subject factory building cannot be achieved and eventually Party B is forced to cease leasing the subject factory building from Party A, Article 9 and Article 10 of this contract shall be inapplicable. Party A shall deduct and retain all the rent, property management fees, and security deposit of the lease already paid by the lessee; this contract shall be terminated thereafter, and none of the parties shall bear liabilities.

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10. Breach of Liabilities

10.1 During the lease term, in the event that Party A fails to perform repair and maintenance responsibilities agreed in this contract on time and as a result the factory building is destroyed or lost, which causes property damage or personal injuries of Party B and/or a third party, Party A shall bear indemnification liabilities.

10.2 In case of breach of this contract due to faults of Party B, which results in the exercise of the right to cancel this contract unilaterally by Party A, Party A may not return all the rent and lease security deposit already paid by the lessee prior to the cancellation of this contract, and at the same time shall require Party B to pay for a breach penalty equivalent to 12 months’ rent (the rent for the factory building + property management fees for the factory building); moreover, Party A shall bear no indemnification liability for any decoration value of Party B. At the same time, Party A shall retain the right to claim for losses incurred by Party A against Party B due to the breach of contract by Party B prior to the cancellation of this contract in accordance with other provisions of this contract and/or laws and regulations.

10.3 In case of breach of this contract due to faults of Party A, which results in the exercise of the right to cancel this contract unilaterally by Party B, all the rent already paid by the lessee for the period, in which the lease has not actually used the factory building, prior to the cancellation of this contract by Party B as well as the lease security deposit shall be returned, and at the same time Party B shall require Party A to pay for a breach penalty equivalent to 12 months’ rent (the rent for the factory building + property management fees for the factory building). At the same time, Party B shall retain the right to claim for losses incurred by Party B against Party A due to the breach of contract by Party A prior to the cancellation of this contract in accordance with other provisions of this contract and/or laws and regulations.

10.4 In the event that the lessee renovates the property or add auxiliary facilities without written approval of Party A or exceeding the scope and requirements of the written approval of Party A, Party A may require the lessee to restore the property to its original state and the indemnification for losses.

10.5 Unless otherwise agreed in this contract, in the event that one party fails to perform any or a portion of the obligation under this contract, it shall bear the actual loss incurred thereby to the other party. In the event that the breach is caused by faults attributable to both parties, each party shall bear liabilities according to the degree of its respective fault.

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11. Miscellaneous Provisions

11.1 Party B shall repair, maintain, update, replace, and clean equipment and facilities installed by Party B in the factory building at its own expense during the lease term, and Party B shall bear all costs incurred thereby.

11.2 Party B shall complete on its own the application and approval procedures for the operation, design, and renovation involving planning, environmental protection, health, water, electricity, gas, communication, and firefighting as stipulated by the State, and Party B shall bear relevant costs incurred by the approval. In the event that Party B has to modify the firefighting facilities of Party A, written approval of Party A shall be acquired, and Party B shall bear the costs incurred thereby.

11.3 Business practices of Party B may not damage relationships with neighbors; in the event that its business practices violate laws, ordinances, or relevant regulations of regulatory authorities of the government or jeopardize Party A and a third party, Party A shall have the right to order Party B to make rectification, repair, or cease operation, and Party B shall bear the losses incurred thereby (including penalties imposed by government authorities for the practices of Party B). In the event that Party B fails to make rectification or repair within a reasonable period designated by Party A, Party A shall have the right to make rectification or repair on its behalf; however, Party B shall bear all costs for the rectification or repair.

11.4 During the performance of the contract, Party B shall bear on its own the debts owed to a third party incurred during its business activities as well as other civil liabilities. In the event that Party A incurs financial losses thereby, Party B shall bear indemnification liabilities.

11.5 All notices or communications sent between the parties to this contract shall be sent in writing according to the correspondence addresses or fax numbers as agreed in the Appendix 4 to the contract. In the event that the contact method of one party changes, it shall send a written notice to the other party as soon as possible, and provide the new contact method in the notice.

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11.6 Regarding any notice or communication, if delivered directly, it shall be considered that it is received at the time of delivery; in case of fax, it shall be considered that it is received once it is sent; however, there shall be a subsequent written confirmation by the recipient; in case of domestic or international express mail, it shall be considered that it is received on the third day it is mailed; in case of registered mail, it shall be considered that it is received after the fifth day it is mailed.

11.7 Once Party B takes over the property, any notice to Party B shall be considered with absolute certainty to have been received by Party B if it is clearly addressed Party B as the recipient and is delivered to the property, and it shall be considered that Party B receives it on the next business day.

12. Other Special Agreement

During the lease term, in the event that the makeshift house and the shed to the east of the factory building are demolished by the government, Party B shall cooperate unconditionally and shall have no right to receive any indemnification.

13. Governing Law and Dispute Resolution

This contract shall be governed and interpreted by the laws of the People’s Republic of China. In case of disputes arising from or related to the contract, both parties shall negotiate to resolve the disputes. In the event that negotiation is unsuccessful, a lawsuit may be filed at a people’s court at the location of the lease property. The losing party of the case shall bear all costs incurred by the litigation, including but not limited to reasonable attorney fees, litigation costs, evidence preservation fees, transportation costs, and accommodation costs.

14. Contract Effectiveness and Commitment

14.1 Any revision or amendment to this contract and its appendices shall only become effective once a written agreement is concluded by three parties and is signed or affixed contract special seals by legal representatives or authorized representatives.

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14.2 Any appendix to this contract shall be an inseparable part of this contract and shall be equally legally binding as this contract. In case of inconsistency or conflict between this contract and relevant content of an appendix or attachment to this contract, the agreement in the appendix or attachment shall prevail.

14.3 In the event that certain provisions of this contract are invalid, the effectiveness of other provisions may not be impacted. Both parties shall negotiate and determined a new provision, which is allowed by laws of China and is closest to the original purpose of the corresponding provision. Matters that are not addressed in this contract shall be negotiated and decided by both parties in accordance with relevant stipulations of the laws of the People’s Republic of China.

14.4 Party B shall have the right to set up a new subsidiary or affiliate and use the subject factory building as the registered address of its subsidiary or affiliate; under such circumstance, the subsidiary or affiliate shall be automatically added to this contract as an affiliated party of Party B, and shall jointly bear the original rights and obligations of Party B under this contract with Party B. Party A shall cooperate with Party B to complete the registration of the subsidiary or Party B may subsequently change the registered address to the address of the subject factory building on its own, including but not limited to a simple version of the lease contract signed separately by Party A and its subsidiary for the purpose of completing the registration for industry and commerce.

15. Sales and Mortgage

15.1 Party A has hereby notified Party B and Party C that a mortgage is set up for the subject property. However, Party A has committed that during the lease term, in the event that the mortgage is realized under any circumstance and as a result Party B cannot continue to lease the subject factory building according to the same conditions agreed in this contract, Party B shall have the right to claim breach liabilities against Party A according to the same conditions outlined in Article 9.2.1 of this contract.

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15.2 All parties have hereby expressly agreed: during the lease term, Party A shall have the right to sell or mortgage the subject factory building with complete independence, and shall have the right to sell the subject factory building to a third party or dispose of the subject factory building at a discounted price or as a sell-off or by any other means based on the negotiation with the mortgagee with complete independence; Party B and Party C have hereby expressly committed that: Party B and Party C shall irrevocably and unconditionally give up any right of first refusal that they acquire, regarding the subject factory building sold, mortgaged, or disposed of by any other means by Party A according to the aforementioned stipulation. However, before the sale or mortgage, Party A shall notify Party B and Party C in writing at least one month in advance.

16. Miscellaneous

16.1 The original of this contract shall be made in one set of six copies. The three parties shall each retain two copies.

16.2 This contract shall become effective once the legal representatives or legal representatives of the three parties sign and affix seals.

Party A (Seal): Meikolong (Shanghai) Shop Equipment Industry Co., Ltd.

[seal:] Meikolong (Shanghai) Shop Equipment Industry Co., Ltd. Contract Special Seal

Representative: [signature]             Date: [hw:] 08/28/2018

Party B (Seal): SolidEnergy Systems (Shanghai) Co., Ltd.

[seal:] SolidEnergy Systems (Shanghai) Co., Ltd.

Representative: [signature]             Date: [hw:] 10/08/2018

Party C (Seal): Shanghai Jiading Industrial Zone Management Committee

[seal:] Shanghai Jiading Industrial Zone Management Committee

Representative: [signature]             Date:

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Shanghai Certificate of Real Estate Ownership

In accordance with the Law of Land Administration of the People’s Republic of China, the Law of Real Estate Administration of the People’s Republic of China, Shanghai Regulations for Real Estate Registration and other relevant laws and regulations, to protect the legitimate rights and interests of the owner of land-use rights and the house owner, registration is hereby granted and this certificate is given to such owner for the land, house and other appurtenances listed in this his/her registration application after due examination and verification.

This certificate is the proof of the ownership rights to the real estate on State-owned land lot.

Shanghai Housing and Land Resources Administration Bureau

[seal:] Shanghai Housing and Land Resources Administration Bureau

Hu Fang Di Jia Zi (2008) No. 027417

Registration Date: December 18, 2008

Owner Mei Ko Long (Shanghai) Shop Equipment Industry Co., Ltd. House and land location No. 1688, Yecheng Road, Jiading District Land status Source of use rights Assignment Usage Industry Land parcel number Parcel 3/3, Neighborhood 119, Jiading Industrial Zone, Jiading District Land parcel area 61,198.0 Tenure of use Total area 61,198.0 Where Solely used area 61,198.0 Apportioned area House status Building number See registration information for details Room number or location See registration information for details Construction area 33,602.89 Type See registration information for details Usage See registration information for details Number of floors See registration information for details Date of completion See registration information for details Filling Authority: Real Estate Registration Office of Jiading District, Shanghai [seal:] Real Estate Registration Office of Jiading District, Shanghai Unit of area: square meter

Appendix 1	Shanghai Real Estate Registration Information

Appendix 1 Shanghai Real Estate Registration Information Ownership information Owner: Mei Ko Long (Shanghai) Shop Equipment Industry Co., Ltd. Co-owner and co-ownership status: House location: No. 1688, Yecheng Road, Jiading District Acceptance date: December 12, 2008 Approval date: December 18, 2008 Cancellation date: Ownership certificate or proof number: Jia 2008027417 Remarks: Where, for the land area of 20,030 m2, the tenure of use is from November 5, 2002 to November 4, 2052; for the land area of 17,811 m2, the tenure of use is from September 26, 2001 to September 25, 2051; for the land area of 23,357 m2, the tenure of use is from June 20, 2000 to June 19, 2050. Building number Location Construction area Underground construction area Number of floors House type House structure Source of ownership Completion date No. 1688 – Building 1 Whole building 12,155.99 0.00 1 Factory Steel reinforced concrete Newly-built 2005 No. 1688 – Building 2 Whole building 5,733.14 0.00 1 Factory Steel reinforced concrete Newly-built 2005 No. 1688 – Building 3 Whole building 15,188.45 0.00 2 Factory Steel reinforced concrete Newly-built 2006 No. 1688 – Building 5 Whole building 525.31 0.00 2 Factory Steel reinforced concrete Newly-built 2008 Notes: On July 6, 2009, the mortgage of the whole building of No. 1688 – Building 1 is deregistered (200925606916) On July 6, 2009, the mortgage of the whole building of No. 1688 – Building 2 is deregistered (200925606916) Land status Land parcel number: Parcel 3/3, Neighborhood 119, Jiading Industrial Zone, Jiading District Tenure of use: Source of use rights: Assignment Planned usage: Industry Shared area: 61,198 Total area: 61,198 Information on other rights: Type of right: Certificated mortgage Amount of creditor’s rights: 0 yuan House location: No. 1688, Yecheng Road, Jiading District Ownership certificate or proof number: Jia 200813021927 Owner of other rights: Shanghai Jiading Sub-branch of Bank of Communications Co., Ltd. Setting date: Ending date: Acceptance date: December 12, 2008 Approval date: December 18, 2008 Cancellation date: July 6, 2009 Cancellation certificate number: 200925606916 Cancellation reason: Remarks: The land area is 61,198 m2. The maximum limit of creditor’s rights is 38,500,000 yuan. The generation period of creditor’s rights is from June 16, 2006 to June 15, 2009. Building number Location Construction area Underground construction area Number of floors House type House structure Source of ownership Completion date No. 1688 Whole building 0.00 0.00 1 Factory Steel reinforced concrete Buying and selling 2005 [seal:] Special Seal for Inquiry of Real Estate Registration Information of Jiading District [handwritten:] March 15, 2017

Land Parcel Map District (county): Jiading District Neighborhood: Jiading Industrial Zone Neighborhood number: Neighborhood 119 Land parcel number: 3/3 [handwritten:] Leased area of SES Mei Ko Long (Shanghai) Shop Equipment Industry Co., Ltd. Mei Ko Long (Shanghai) Shop Equipment Industry Co., Ltd. Shanghai Housing and Land Resources Administration Bureau December 11, 2008

Appendix 2

Appendix 2 Map of Factory Area Leased from Mei Ko Long

Appendix 2

Map of the Current Status of the Delivered Factory

Appendix 2 Map of the Current Status of the Delivered Factory